Exhibit 99.1

FOR IMMEDIATE RELEASE

Endo to Acquire Par Pharmaceutical, Strategically Expanding Generics Business to

a Top 5 Industry Leader

- Transaction valued at $8.05 billion is transformative for Endo, creating a powerful platform for future growth and further strategic M&A

- Creates specialty pharmaceutical company with one of industry’s fastest growing generics businesses and expanded product portfolio, pipeline, technology platform and manufacturing capabilities

- Positions Endo for long-term double-digit organic growth, strong cash flow and financial flexibility

- Accretive to non-GAAP diluted earnings per share within first 12 months with double-digit accretion to non-GAAP diluted earnings per share expected in 2016

- Projected total operational and tax synergies of $175 million while strategically maintaining R&D

- Par CEO Paul Campanelli to join Endo to lead generics business and join Executive Leadership Team

- Closing anticipated in 2H 2015

DUBLIN and WOODCLIFF LAKE, NJ, MAY 18, 2015 -- Endo International plc (NASDAQ: ENDP) (TSX: ENL) and Par Pharmaceutical Holdings, Inc. today announced that they have entered into a definitive agreement under which Endo will acquire privately-held Par from TPG in a transaction valued at $8.05 billion, including assumption of Par debt. The combination will create a leading specialty pharmaceutical company with a generics business that is one of the industry’s fastest growing and among the top five as measured by U.S. sales. It is also expected to help drive long-term double-digit revenue growth for Endo. The transaction has been unanimously approved by the Boards of Directors of Endo and Par, and is supported by the management teams of both companies. There are no further shareholder approvals required. The purchase price will consist of approximately 18 million shares ($1.55 billion of value based on the 10-day volume weighted average share price of Endo ending on May 15, 2015) of Endo equity and $6.50 billion cash consideration to Par shareholders. Endo has secured fully committed financing from Deutsche Bank and Barclays to fund the cash consideration. Endo expects to implement a permanent capital structure to finance the transaction prior to the close that would include a combination of cash, debt and an equity offering.

“Our generics business, Qualitest, continues to be an extremely attractive and effective growth driver for Endo. This transaction with Par builds upon our generics growth, adding a strong portfolio of high barrier-to-entry and attractive gross margin products while also transforming Endo, creating a powerful corporate platform for future growth and strategic M&A,” said Rajiv De Silva, President and CEO of Endo. “We believe the acquisition of Par underscores the continued execution of Endo’s value-driven M&A strategy and helps deliver on our goal of achieving double-digit revenue growth for the overall business over the long-term. We are also excited to welcome Paul Campanelli to the Endo leadership team. With more than 25 years of experience in the generics industry and nearly 15 years at Par, Paul has demonstrated a clear track record of success in innovation and strategic management in specialty generics.”

“This is an exciting time of growth and opportunity in the generics and specialty pharmaceutical arenas. Par Pharmaceutical is committed to significantly expanding our scope, capacity and capabilities to realize the maximum value of our rich and diversified product portfolio and R&D pipeline. We believe our combination with Endo best positions us to do so,” said Mr. Campanelli, CEO of Par Pharmaceutical. “We share Endo’s goal of developing and commercializing generic drugs in areas of greatest revenue potential, complex formulations and longer life cycles. I look forward to joining the Endo team and working together to achieve that goal.”

Par Pharmaceutical is a privately-held company that was acquired through a take-private transaction by an affiliate of TPG in 2012.

“Over the last three years, we have enjoyed partnering with the Par team to create a more diversified company with expanded capabilities, an enhanced product pipeline and more robust business development opportunities, all resulting in significant growth,” said Todd Sisitsky, managing partner of TPG Capital North America. “The success of Par, in part, reflects our continued focus and operational expertise in the growing healthcare industry. It has been a pleasure to invest in such a great company and support Par’s outstanding management team as they have grown and diversified their business. As part of Endo, Par will be well-positioned to drive future growth and we look forward to continuing to participate in the company’s next chapter of success.”

Strategic Benefits Strongly Position Endo for Future Growth and Value Creation

•	Acquisition Reshapes Generic Pharmaceuticals Landscape While Transforming Endo’s Platform for Future Growth

With the addition of Par’s product portfolio and R&D pipeline, Endo’s already rapidly growing generics business unit is expected to become one of the largest and fastest growing in the industry, with double-digit revenue growth over the long-term and a broad product pipeline. The Par portfolio includes nearly 100 products in multiple dosage forms and delivery systems, including oral solids, oral suspensions, injectables and high barrier-to-entry products. This portfolio is highly profitable with increasing adjusted gross margins. The transaction is also expected to help drive double-digit growth for Endo’s overall business, expanding the company’s corporate scope, size and future M&A potential.

•	R&D Pipeline Provides Attractive Long-Term Opportunity

Par offers a solid pipeline consisting of more than 200 Abbreviated New Drug Applications (ANDAs), 115 of which were filed with the U.S. Food and Drug Administration (FDA) as of December 31, 2014. Approximately 33 percent of the filed ANDAs are potential first-to-file or first-to-market opportunities and 75 percent of the overall development portfolio consists of Paragraph IV and first-to-file programs – all of which could provide a period of market exclusivity if approved. It is expected that the Par R&D pipeline could generate approximately 20 to 25 ANDA filings each year in 2015, 2016 and 2017.

•	Significant Operational & Tax Synergies

Given the complementary nature of the companies’ generics portfolios and operations, Endo estimates the transaction will generate $175 million in operational and tax synergies that are expected to be realized within the first 12 months following the completion of the transaction, while strategically preserving investment in the R&D pipeline to help drive long-term organic growth.

•	Strong Financial Profile Drives Shareholder Value

Following the transaction’s completion, Endo expects to have an even stronger financial profile with enhanced cash flow and improved financial flexibility to continue to execute on its corporate strategy. The transaction is expected to be accretive to adjusted diluted earnings per share (EPS) within the first 12 months after transaction close and result in double-digit accretion to adjusted diluted EPS in full year 2016. For 2016, Endo anticipates that EBITDA generated by Par will translate into a transaction multiple of approximately 10 to 11 times pro forma adjusted EBITDA on a post-synergized basis.

•	Continued Execution and Development of Leadership Team Position Endo to Achieve Corporate Goals

Endo continues to deliver on its corporate strategy to build a leading global specialty pharmaceutical company and, ultimately, improving lives while creating value. This acquisition moves the company forward in its focus on maximizing the value of each of its core businesses, participating in business areas that offer significant growth and favorable margins and transforming its operating model to maximize growth potential and cash flow generation. It also adds to the leadership team at Endo, bringing the proven experience and expertise of Mr. Campanelli to lead and grow the company’s generics business.

•	Robust Cash Flow Generation and Prudent Financing Structure Provides for Rapid De-Levering

Endo anticipates that the transaction’s expected financing structure will consist of approximately 18 million Endo shares ($1.55 billion in value based on the 10-day volume weighted average share price of Endo ending on May 15, 2015) and $6.50 billion in cash consideration to Par shareholders. Endo has secured fully committed financing from Deutsche Bank and Barclays and intends to fund the cash consideration through a combination of cash, debt and an equity offering. This financing combination provides the ability for Endo to rapidly de-lever back to the three to four times net debt to EBITDA range in the 12 to 18 months following the close of the transaction. The structure also allows for future financial flexibility and continued execution of Endo’s M&A strategy.

The transaction is expected to close in the second half of 2015 and is subject to regulatory approval in the U.S. and certain other jurisdictions, as well as other customary closing conditions.

Advisors

Barclays, Deutsche Bank, and Houlihan Lokey acted as financial advisors to Endo. JP Morgan acted as financial advisor to Par and its shareholders. Skadden, Arps, Slate, Meagher & Flom, LLP were Endo’s legal advisors and Ropes & Gray, LLP acted as legal advisors to Par and its shareholders.

Conference Call and Webcast

Endo and Par executives will host a conference call at 8:30 AM ET to discuss today’s announcement. The conference call can be accessed by dialing (866) 497-0462 (U.S. dial-in) or (678) 509-7598 (international dial-in) and the passcode is 50504381. A replay of the call will be available from May 18, 2015 at 12:30 PM ET until 11:59 PM ET on June 1, 2015 by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (international) and by entering the passcode 50504381. Accompanying slides will be available on Endo’s website. Endo will webcast the call to all interested parties through its website: www.endo.com.

About Endo International plc

Endo International plc is a global specialty pharmaceutical company focused on improving patients’ lives while creating shareholder value. Endo develops, manufactures, markets and distributes quality branded pharmaceutical and generic pharmaceutical products as well as over-the-counter medications though its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

About Par Pharmaceutical Holdings, Inc.

Par is a specialty pharmaceutical company that develops, manufactures and markets safe, innovative and cost-effective pharmaceuticals that help improve patient quality of life. Par Pharmaceutical offers a line of high-barrier-to-entry generic drugs, while Par Specialty Pharmaceuticals provides niche, innovative brands. Par Sterile Products develops, manufactures and markets both branded and generic aseptic injectable pharmaceuticals. For press release and other company information, visit www.parpharm.com.

About TPG

TPG is a leading global private investment firm founded in 1992 with over $67 billion of assets under management and offices in San Francisco, Fort Worth, Austin, Dallas, Houston, New York, Beijing, Hong Kong, London, Luxembourg, Melbourne, Moscow, Mumbai, São Paulo, Shanghai, Singapore and Tokyo. TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, growth investments, joint ventures and restructurings. The firm has a strong history of healthcare investing and its well-known investments include Aptalis, EnvisionRX, Fenwal, Healthscope, IASIS Healthcare, Immucor, IMS Health, Quintiles Transnational and Surgical Care Affiliates, among others. For more information visit www.tpg.com.

This press release does not constitute an offer to sell securities.

Forward Looking Statements

This press release contains “forward-looking statements” relating to the acquisition of Par by Endo. All statements other than historical facts included in this press release, including, but not limited to, the statements by Mr. De Silva, Mr. Campanelli and Mr. Sisitsky, and other statements regarding the timing and the closing of the transaction, the expected benefits of the transaction, the expected accretion to earnings resulting from the transaction, expected product approvals, Endo’s plans to operate Par and any assumptions underlying any of the foregoing, are forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from Endo’s expectations and projections. Risks and uncertainties include, among other things, uncertainties as to the timing of the acquisition; the possibility that various closing conditions to the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction; that the FDA or other regulatory authorities do not approve any product(s) in the manner desired by Endo on a timely basis, or at all; that there is a material adverse change to Par; that the integration of Par’s business into Endo is not as successful as expected; the failure of Endo to achieve the expected financial and commercial results from the transaction; other business effects, including effects of industry, economic or political conditions outside Endo’s control; transaction costs; the outcome of litigation, actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and in Endo’s periodic reports filed with the SEC and Canadian securities regulators, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information about Endo is available at www.endo.com or you can contact the Endo Investor Relations Department by calling 484-216-0000. Additional information about Par is available at www.parpharm.com.

Regulation G Reconciliation

This press release references EBITDA, Non-GAAP diluted earnings per share and adjusted gross margin, which are financial measures that are not prepared in conformity with accounting principles generally accepted in the United States (GAAP). We refer to such measures as non-GAAP financial measures. We define EBITDA as net income before interest, taxes, depreciation and amortization. We define Non-GAAP diluted earnings per share as earnings per share attributable to Endo as calculated under GAAP, as adjusted to remove the effects of (1) certain upfront and milestone payments to partners; (2) acquisition-related and integration items, including transaction costs, earn-out payments or adjustments; (3) changes in the fair value of contingent consideration and bridge financing costs; (4) cost reduction and integration- related initiatives such as separation benefits, retention payments, other exit costs and certain costs associated with integrating an acquired company’s operations; (5) excess costs that will be eliminated pursuant to integration plans; (6) asset impairment charges; (7)amortization of intangible assets; (8) inventory step-up recorded as part of our acquisitions; (9) non-cash interest expense; (10) litigation- related and other contingent matters; (11) gains or losses from early termination of debt and hedging activities; (12) foreign currency gains or losses on intercompany financing arrangements; (13) and certain other items that the we believe do not reflect our core operating performance; (14) the cash tax savings from acquired tax attributes; (15) the tax effect of the pre-tax adjustments above at applicable tax rates and certain other tax items. We define adjusted gross margin as total revenues, less cost of revenues, adjusted for amortization of intangible assets; certain upfront and milestone payments to partners; certain cost reduction and integration-related initiatives; inventory step-up recorded as part of our acquisitions; certain excess costs that will be eliminated pursuant to integration plans and certain other items that we believe do not reflect our core operating performance.

Our presentation of EBITDA, Non-GAAP earnings per share and adjusted gross margin may be different from non-GAAP financial measures presented by other companies. We believe that our presentation of non-GAAP financial measures provides useful supplementary information regarding operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for future core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. Management uses non-GAAP financial measures to prepare operating budgets and forecasts and to measure performance against those budgets and forecasts on a corporate and segment level. Endo also uses non-GAAP financial measures for evaluating management performance for compensation purposes. We have not provided quantitative reconciliations of projected EBITDA, Adjusted earnings per share or adjusted gross margin because not all of the information necessary for quantitative reconciliation is available to us at this time without unreasonable efforts. This is due primarily to variability and difficulty in making accurate detailed forecasts and projections. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.

Endo Contacts:

Investors/Media: Keri P. Mattox, (484) 216-7912

Investors: Jonathan Neely, (484) 216-6645

Media: Heather Zoumas-Lubeski, (484) 216-6829

Par Pharmaceutical Contact:

Steven Mock, (201) 802-4033

TPG Contact:

Media: Luke Barrett, (212) 601-4752

Media Contacts:

Joele Frank, Joele Frank, Wilkinson, Brimmer, Katcher, (212) 355 4449

Andy Brimmer, Jo Joele Frank, Wilkinson, Brimmer, Katcher, (212) 895-8611

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